AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ON MAY 1, 1997

               REGISTRATION NO. 33-60069

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                     ------------------
                        PRE-EFFECTIVE
                       AMENDMENT NO. 1
                          FORM S-3
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933

                     ------------------

            E. I. DU PONT DE NEMOURS AND COMPANY
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     ------------------

          DELAWARE                      51-0014090
(STATE OR OTHER JURISDICTION       (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)     IDENTIFICATION NO.)
                     1007 MARKET STREET
                 WILMINGTON, DELAWARE 19898
                       (302) 774-1000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
OFFICES)

                      -----------------

            KURT M. LANDGRAF, 1007 MARKET STREET,
         WILMINGTON, DELAWARE 19898; (302) 774-1000
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OR AGENT FOR SERVICE)

                      -----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
THE PUBLIC:  From time to time after the Registration
Statement becomes effective.

     If the only securities being registered on this Form
are being offered pursuant to dividend or interest
reinvestment plans, please check the following box.    __

     If any of the securities being registered on this Form
are to be offered on a delayed or continuous basis pursuant
to Rule 415 under the Securities Act of 1933, other than
securities offered only in connection with dividend or
interest reinvestment, check the following box.    X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     __

     If this Form is a post-effective amendment filed
pursuant to Rule 462(c) under the Securities Act, check the
following box and list the Securities Act registration
statement number of the earlier effective registration
statement for the same offering.   __

                      EXPLANATORY NOTE

     This is Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-60069) relating to the resale from time to time by The Wilmington Trust Company, as trustee of the DuPont Pension Trust Fund (the "Trust"), of up to 7,789,375 shares of Common Stock, $.60 par value, of
E. I. du Pont de Nemours and Company (the "Company"). These shares were sold by the Company to the Trust in a private transaction. The investment managers of the Trust, who are employees of the Company, will determine the time and manner of the sale of the shares by the Trust. This Amendment is filed in accordance with Rule 416(b) to reflect a change in the number and par value of shares registered. On February 28, 1997, the Company's Board of Directors authorized a two-for-one common stock split. This authorization was subject to approval of an amendment to the Company's Charter. On April 30, 1997, the stockholders approved an amendment to the Company's Charter to increase the number of authorized shares of Common Stock, thereby reducing the par value of each share of Common Stock to $0.30. The amendment is effective May 15, 1997. Therefore, the Registration Statement is deemed to cover an additional 7,789,375 shares of Common Stock and the par value of all shares offered pursuant to the Registration Statement is changed to $0.30. This amendment is being filed prior to the offering of such additional shares.

                           Part II

           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

Exhibit
Number
24(a) Power of Attorney

                         Signatures

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF
1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE
GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR
FILING AN FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED,
THEREUNTO DULY AUTHORIZED IN THE CITY OF WILMINGTON, STATE
OF DELAWARE ON THE 1ST DAY OF MAY, 1997.

                    E. I. DU PONT DE NEMOURS AND COMPANY

                         /s/ Kurt M. Landgraf
                    By: _______________________________
                        Kurt M. Landgraf
                        Senior Vice President -
                         DuPont Finance
                        Principal Financial and
                         Accounting Officer

                         /s/ Howard J. Rudge
                    By: _______________________________
                        Howard J. Rudge
                        Senior Vice President
                        and General Counsel

                                             EXHIBIT 24

                      POWER OF ATTORNEY

   REGISTRATION STATEMENT FOR COMMON STOCK, $.60 PAR VALUE

     The person whose signature appears below constitutes and appoints (1) the Senior Vice President and General Counsel, or any Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as "the Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, his or her true and lawful attorneys-in-fact and agents for him or her and in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-3 relating to 7,789,375 shares of DuPont common stock, $.60 par value offered for resale by the DuPont Pension Trust Fund, through its trustee, any and all amendments thereto (including post-effective amendments), and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     /s/ E. S. Woolard, Jr.             5/24/95
_______________________________    ________________________
          Director                      Date

     /s/ J. A. Krol                     5/24/95
_______________________________    ________________________
          Director                      Date

     /s/ C. S. Nicandros                5/24/95
_______________________________    ________________________
          Director                      Date

     /s/ A. F. Brimmer                  5/24/95
_______________________________    ________________________
          Director                      Date

     /s/ E. B. du Pont                  5/24/95
_______________________________    ________________________
          Director                      Date

     /s/ C. M. Harper                   5/24/95
_______________________________    ________________________
          Director                      Date

     /s/ W. K. Reilly                   5/24/95
______________________________     ________________________
          Director                      Date

     /s/ H. R. Sharp, III               5/24/95
______________________________     ________________________
          Director                      Date

     /s/ C. M. Vest                     5/24/95
______________________________     ________________________
          Director                      Date